UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PUBLIX SUPER MARKETS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PUBLIX SUPER MARKETS, INC.

Corporate Office	Proxy Card Address
3300 Publix Corporate Parkway	P.O. Box 32040
Lakeland, Florida 33811	Lakeland, Florida 33802-2040

2009 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 2009

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Publix Super Markets, Inc., a Florida corporation (the Company), will be held at the corporate office of the Company, 3300 Publix Corporate Parkway, Lakeland, Florida, on Tuesday, April 14, 2009, at 9:30 a.m. for the following purposes:

1.	To elect a Board of Directors;

2.	To consider a stockholder proposal requesting that the Publix Board of Directors issue a report detailing any progress made toward adopting certain animal welfare policies; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Accompanying the Notice of Annual Meeting of Stockholders is a Proxy Statement and a proxy card. Whether or not you plan to attend this meeting, please vote your shares by completing, signing, dating and promptly mailing the enclosed proxy card in the envelope provided.

By order of the Board of Directors,

John A. Attaway, Jr.
Secretary

Lakeland, Florida
March 2, 2009

2009 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being mailed on or about March 12, 2009 to the stockholders of Publix Super Markets, Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 14, 2009 or any adjournments thereof. The cost of the enclosed proxy is borne by the Company.

VOTING SECURITIES OUTSTANDING

As of February 6, 2009, there were 788,475,000 shares of common stock of the Company outstanding. Each share is entitled to one vote. Only stockholders of record as of the close of business on February 6, 2009 will be entitled to vote at the Annual Meeting of Stockholders.

VOTING PROCEDURES

A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by filing a written notice of such revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the corporate office of the Company, 3300 Publix Corporate Parkway, Lakeland, Florida 33811, or by mailing it to the Company at P.O. Box 32040, Lakeland, Florida 33802-2040. The execution of the enclosed proxy will not affect a stockholder’s right to vote in person at the meeting should the stockholder later find it convenient to attend the meeting and desire to vote in person.

The proxy cards will be tabulated by employees of the Company. A stockholder attending in person or by proxy will be counted as part of the quorum for the meeting, even if that person abstains or otherwise does not vote on any matter. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the votes cast is required for the election of directors. A majority of the votes cast in favor of the stockholder proposal is required for approval. A properly executed proxy marked “ABSTAIN” for the election of a particular nominee or nominees for director and/or the stockholder proposal will not be voted for the director nominee or nominees and/or the stockholder proposal indicated, but will be counted for purposes of determining whether there is a quorum. Any other matter submitted to a vote of the stockholders will be approved if the votes cast in favor of the matter are greater than the votes cast in opposition to the matter.

1.	ELECTION OF DIRECTORS

The Company’s By-Laws specify that the Board of Directors shall not be less than three nor more than fifteen members. The exact number of directors shall be fixed by resolution of the then authorized number of directors. The Board of Directors has fixed the number of directors at nine members. The persons designated as nominees for election as a director are Carol Jenkins Barnett, Hoyt R. Barnett, William E. Crenshaw, Jane B. Finley, Sherrill W. Hudson, Charles H. Jenkins, Jr., Howard M. Jenkins, E. Vane McClurg and Maria A. Sastre. All nominees except Jane B. Finley are currently directors of the Company. Kelly E. Norton is not standing for re-election to the Board of Directors. The Company’s Corporate Governance Guidelines include a general policy that directors will not stand for re-election after reaching age 70. The proxies will be voted FOR the election of the nine nominees unless the stockholder specifies otherwise.

The term of office of the directors will be until the next annual meeting or until their successors shall be elected and qualified. If one or more of the nominees become unable or unwilling to serve at the time of the meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board of Directors or, if none, the size of the Board will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unable or unwilling to serve.

The Board of Directors recommends a vote FOR all the nominees.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

The following information set forth for each of the nominees for election to the Board of Directors includes such person’s principal occupation presently and during the last five years, other information, period of service as director of the Company and age.

Carol Jenkins Barnett Chairman of the Board and President of Publix Super Markets Charities, Inc. Director since 1983. Age 52.

Hoyt R. Barnett Vice Chairman of the Company and Trustee of the Employee Stock Ownership Plan. Director since 1985. Age 65.

William E. Crenshaw Chief Executive Officer of the Company since March 2008. Previously, President. Director since 1990. Age 58.

Jane B. Finley

Deloitte & Touche Professor of Accounting at Belmont University, Nashville, Tennessee. Joined Belmont in 1995 and served as Associate Dean of the Graduate Business School from 1997 to 2002 and Coordinator of the Accounting Programs from 1997 to May 2008. Received Ph.D. in Information Systems from Florida State University in 1995. Partner in the consulting practice of Deloitte & Touche LLP, Miami, Florida from 1983 to 1992. Recommended by a non-management Director as a nominee for Director of the Company. Age 62.

Sherrill W. Hudson

Chairman of the Board and Chief Executive Officer of TECO Energy, Inc. since July 2004. Previously, Managing Partner, Deloitte & Touche LLP, Miami, Florida from 1983 until retiring in August 2002. Serves on the Audit Committee as the Audit Committee financial expert. Currently serves as a Director of TECO Energy, Inc. and Lennar Corporation.

Director since 2003. Age 66.

INFORMATION ABOUT NOMINEES FOR DIRECTOR (Continued)

Charles H. Jenkins, Jr. Chairman of the Board of the Company since March 2008. Previously, Chief Executive Officer. Director since 1974. Age 65.

Howard M. Jenkins Chairman of the Board to March 2008. Director since 1977. Age 57.

E. Vane McClurg

Private investor. Previously, Attorney-at-law, law firm of Hahn McClurg, P.A. from January 2006 to December 2007 and law firm of Hahn, McClurg, Watson, Griffith & Bush.

Director since 1988. Age 67.

Maria A. Sastre

President and Chief Executive Officer of Take Stock in Children since January 2009. Previously, President of Maria Sastre & Associates since September 2008. Vice President of Sales and Marketing, Latin America and Caribbean, for Royal Caribbean International, Celebrity Cruises and Azamara Cruises, all units of Royal Caribbean Cruises, Ltd., from January 2007 to September 2008. Vice President, International, Latin America and Asia Sales and Marketing for Royal Caribbean International and Celebrity Cruises from January 2005 to December 2007 and Vice President, Total Guest Satisfaction Services and Vice President, Fleet Operations, Hotel for Royal Caribbean International from April 2000 to December 2004. Currently serves as a Director of Darden Restaurants, Inc.

Director since 2005. Age 53.

Carol Jenkins Barnett and Howard M. Jenkins are siblings. Hoyt R. Barnett is the husband of Carol Jenkins Barnett and brother-in-law of Howard M. Jenkins. William E. Crenshaw is the nephew of Carol Jenkins Barnett and Howard M. Jenkins. Charles H. Jenkins, Jr. is the cousin of Carol Jenkins Barnett, Howard M. Jenkins and William E. Crenshaw.

2.	STOCKHOLDER PROPOSAL

Ms. Susan McClung, 5607 N. Branch Avenue, Tampa, Florida 33604, who is the co-owner of 3,250 shares of the Company’s common stock with S. Marie Anderson, has given notice that she intends to present the following resolution for action at the Annual Meeting of Stockholders. The text of her stockholder proposal and supporting statements appear in the exact form as received by the Company. All statements contained in the stockholder proposal and supporting statements are the sole responsibility of Ms. Susan McClung.

Shareholder Resolution Regarding Animal Welfare Progress Report

RESOLVED, that shareholders request that the Board of Directors issue a report detailing any progress made toward adopting animal welfare policies pertaining to the purchasing of pork, eggs, and poultry. The report should be prepared by October 2009 and should exclude proprietary information.

Supporting Statement

Egg-laying hens are typically confined to tiny wire cages so small that the birds cannot even spread a single wing. While Publix’s own brand of eggs is “cage-free,” most eggs it sells are not. Pregnant pigs are often crammed into “gestation crates” that don’t afford them enough room to turn around – a practice that has been outlawed in Florida and other states. Conscious chickens and turkeys often have their limbs broken and their throats cut during slaughter. Many are scalded to death in tanks of hot water.

As these abuses have become a matter of public concern, many of Publix’s competitors have enacted policies to reduce the sale of animal products produced under the cruelest conditions.

For example, Safeway and Harris Teeter enacted policies in February 2008 to: (1) increase the amount of bird flesh they purchase from suppliers that use a less cruel form of slaughter called controlled-atmosphere killing (CAK) and give preference to CAK suppliers; (2) double the amount of cage-free eggs they sell and give preference to cage-free egg suppliers; and (3) significantly increase the percentage of pig meat they purchase from suppliers that are phasing out gestation crates and give preference to such suppliers. Winn-Dixie adopted a similar policy in July 2008.

The policies of these companies (and others, including Burger King, Carl’s Jr., and Hardee’s) are in line with the growing public concern about the abuse of farmed animals. As an October 8, 2007, Nation’s Restaurant News editorial observed, “[A]ctive concern about how we treat the world around us has moved from left of center to the mainstream. … A case in point is the growing number of companies that are embracing purchasing policies with animal welfare in mind.”

Despite the actions of its competitors and strong societal concern for the welfare of farmed animals, Publix has not shown shareholders or the public any policies similar to those of its competitors (e.g., Safeway, Harris Teeter, Winn-Dixie).

Accordingly, shareholders are encouraged to vote in favor of this proposal.

Publix’s Statement In Opposition To Stockholder Proposal

The stockholder proposal contains assertions that the Company believes are incorrect, but the Company has not attempted to refute those assertions. However, the Board of Directors recommends a vote against the following stockholder proposal based on the reasons set forth below.

The Company believes in the humane treatment of animals where they are raised, handled, transported and processed using procedures that are clean, safe and free from cruelty, abuse or neglect. At all times, these procedures are to be consistent with industry “Best Practices” and comply with all animal handling and welfare guidelines established by each respective species industry organization. Furthermore, the Company consistently strives to provide the highest quality standards for its products and services. To achieve this, the Company purchases its food products from the leading suppliers, many of which are already phasing in handling measures that are cognizant of animal welfare.

STOCKHOLDER PROPOSAL (Continued)

The above stockholder proposal makes reference to three matters of concern regarding animal welfare. The Company addresses each of these matters as follows:

•

Eggs – The Company purchases fresh eggs from suppliers that have implemented programs in the interest of animal welfare. One hundred percent of the eggs purchased by the Company are either cage free or certified by the United Egg Producers (UEP), a trade association representing most U.S. egg farmers and companies. The UEP Certified program standards are the strictest in the industry. UEP farmers commit to follow these strict guidelines and are audited for compliance at all of their farms by the U.S. Department of Agriculture (USDA) before they are permitted to place the UEP Certified seal of approval on their egg packaging. The UEP Certified program for cage production provides assurance that hens receive adequate space as well as other requirements. The USDA, the Food and Drug Administration and the Federal Trade Commission have approved the UEP Certified seal of approval and the International Egg Commission has recognized the program as a model from which to create animal welfare programs in other member countries throughout the world.

•

Pork – Sixty-five percent of the fresh pork sold by the Company is supplied by the leading processor and marketer of fresh pork and processed meats in the United States. In January 2007, this leading supplier implemented a 10 year plan to phase out gestation crates in all of its farms. This action was recognized with high regard by leading animal welfare organizations.

•

Chickens – Sixty percent of the fresh chicken sold by the Company is obtained from a leading supplier that has developed specific programs in cooperation with its customers which promote generally accepted standards for the welfare and humane treatment of chickens. The Company believes that CAK and other emerging technologies are worthy of continued study and review. However, the research available to date is incomplete and inconclusive as to whether CAK is more humane than current methods in all respects. Furthermore, the Company believes that the potential effects of CAK on food safety and product quality for chicken have yet to be determined with sufficient certainty in commercial operations.

Notwithstanding Ms. McClung’s reference to certain competitors, similar stockholder proposals have been submitted at several companies and such proposals have generally been overwhelmingly defeated. As part of its commitment to excellence and quality, the Company will continue to obtain its products from leading suppliers, many of which are taking steps to recognize and improve animal welfare. Therefore, the Company believes it would be a waste of Company resources to prepare and provide the report requested by the stockholder proposal.

For the above reasons, the Board of Directors recommends a vote AGAINST this proposal.

CORPORATE GOVERNANCE

BOARD MEETINGS

The Board of Directors held four meetings during 2008. All directors attended all meetings of the Company’s Board of Directors held in 2008. In addition, all directors attended all Board committee meetings except one director who missed one committee meeting. The Company does not have a specific policy regarding director attendance at the Annual Meeting of Stockholders; however, all directors attended the last Annual Meeting of Stockholders on April 15, 2008. Prior to the Annual Meeting of Stockholders on April 15, 2008, the Board of Directors consisted of Carol Jenkins Barnett, Hoyt R. Barnett, Joan G. Buccino, William E. Crenshaw, Sherrill W. Hudson, Charles H. Jenkins, Jr., Howard M. Jenkins, Chairman, E. Vane McClurg, Kelly E. Norton and Maria A. Sastre. Effective upon his retirement as Chief Executive Officer on March 29, 2008, Charles H. Jenkins, Jr. was elected Chairman of the Board. Beginning with the Annual Meeting of Stockholders on April 15, 2008, the Board of Directors consisted of Carol Jenkins Barnett, Hoyt R. Barnett, William E. Crenshaw, Sherrill W. Hudson, Charles H. Jenkins, Jr., Chairman, Howard M. Jenkins, E. Vane McClurg, Kelly E. Norton and Maria A. Sastre.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that Sherrill W. Hudson and Maria A. Sastre are independent as defined by the rules of the New York Stock Exchange. During his tenure as a director, Kelly E. Norton was determined to be an independent director. The Board of Directors also determined that E. Vane McClurg is an independent director beginning in 2009 and Jane B. Finley will be an independent director. The Company is not a listed issuer on a national securities exchange, but has chosen the definition of director independence contained in the rules of the New York Stock Exchange as the Company’s director independence standards. The Company does not have a majority of independent directors.

In determining independence, the Board of Directors reviews whether directors have any material relationship with the Company. The Board of Directors considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship with the Company, the Board of Directors considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The Board reviews commercial, industrial, consulting, legal, accounting, charitable and family relationships. An independent director must not have any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In applying its independence standards for each director identified as independent, the Board of Directors determined that Jane B. Finley, E. Vane McClurg, Kelly E. Norton and Maria A. Sastre have no material relationship with the Company other than as a director nominee or director. The Board of Directors considered the fact that Sherrill W. Hudson serves as Chairman and Chief Executive Officer of TECO Energy, Inc., a provider of energy to the Company. The Board of Directors determined that Mr. Hudson’s position with TECO Energy, Inc. does not interfere with the exercise of his independent judgment in that (1) payments made by the Company to TECO Energy, Inc. are less than 2% of TECO Energy, Inc.’s consolidated gross revenue and (2) TECO Energy, Inc. operates a regulated public utility which charges the Company rates in conformity with applicable regulatory authority.

COMMITTEES

The Board of Directors had the following committees during 2008, each of which is described below: Executive, Compensation, Audit, Corporate Governance and Nominating.

The Executive Committee’s primary responsibility is to act on behalf of the Board of Directors between meetings of the Board. During 2008, the Executive Committee held six meetings and consisted of Hoyt R. Barnett, William E. Crenshaw, Charles H. Jenkins, Jr. and Howard M. Jenkins. Prior to his election as Chairman of the Board, Charles H. Jenkins, Jr. was Chairman of the Executive Committee. Subsequently, Howard M. Jenkins was Chairman of the Executive Committee. All committee members attended all meetings of the Executive Committee.

CORPORATE GOVERNANCE (Continued)

The Compensation Committee has responsibility for reviewing and setting the salary and benefits structure of the Company with respect to its named executive officers. The Committee is appointed by the Board of Directors to (1) assist the Board of Directors in evaluating the compensation of the Chief Executive Officer and other named executive officers and (2) assure that the Chief Executive Officer and other named executive officers are compensated effectively in a manner consistent with the compensation philosophy of the Company. The Compensation Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. During 2008, the Compensation Committee held three meetings. Prior to the Annual Meeting of Stockholders on April 15, 2008, the Compensation Committee held two meetings and consisted of Joan G. Buccino, Sherrill W. Hudson and Kelly E. Norton, Chairman. Subsequent to the Annual Meeting of Stockholders on April 15, 2008, the Compensation Committee held one meeting and consisted of Sherrill W. Hudson, E. Vane McClurg and Kelly E. Norton, Chairman. A majority of the members are independent as defined by the rules of the New York Stock Exchange. All Compensation Committee members attended all meetings.

The Audit Committee has responsibility to the Board of Directors for assessing the processes related to the Company’s risk and control environment, overseeing the financial reporting and evaluating the internal and independent audit processes. The Audit Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. During 2008, the Audit Committee held four meetings. Prior to the Annual Meeting of Stockholders on April 15, 2008, the Audit Committee held one meeting and consisted of Joan G. Buccino, Sherrill W. Hudson, Chairman and Kelly E. Norton. Subsequent to the Annual Meeting of Stockholders on April 15, 2008, the Audit Committee held three meetings and consisted of Sherrill W. Hudson, Chairman, Kelly E. Norton and Maria A. Sastre. All of the members are independent as defined by Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange. The Board of Directors has also determined that Mr. Hudson is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. All Audit Committee members attended all meetings, except one member who missed one Audit Committee meeting.

The Corporate Governance Committee has responsibility for reviewing and reporting to the Board of Directors on matters of corporate governance such as practices, policies and procedures affecting directors and the Board’s operations and effectiveness. The Corporate Governance Committee is also responsible for recommending the amount and form of director compensation independent of management. The Corporate Governance Committee operates under a written charter. During 2008, the Corporate Governance Committee held four meetings. Prior to the Annual Meeting of Stockholders on April 15, 2008, the Corporate Governance Committee held two meetings and consisted of Joan G. Buccino, E. Vane McClurg, Chairman, Kelly E. Norton and Maria A. Sastre. Subsequent to the Annual Meeting of Stockholders on April 15, 2008, the Corporate Governance Committee held two meetings and consisted of E. Vane McClurg, Chairman, Kelly E. Norton and Maria A. Sastre. A majority of the members are independent as defined by the rules of the New York Stock Exchange and all of the members are outside directors as defined by the Company’s Corporate Governance Guidelines. All Corporate Governance Committee members attended all meetings.

The Nominating Committee has responsibility for reviewing and reporting to the Board of Directors on matters of Board nominations. This includes reviewing potential candidates and proposing nominees to the Board of Directors. The Nominating Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. Subsequent to the Annual Meeting of Stockholders on April 15, 2008, the Nominating Committee held two meetings and consisted of Hoyt R. Barnett, Chairman, Charles H. Jenkins, Jr., Howard M. Jenkins and E. Vane McClurg. All Nominating Committee members attended all meetings. The Nominating Committee members were not independent in 2008 as defined by the rules of the New York Stock Exchange. In the opinion of the Board, each Nominating Committee member has the ability to make objective decisions independent of management.

CORPORATE GOVERNANCE (Continued)

The Company has no specific policy regarding the consideration of any director candidates recommended by stockholders. However, the Nominating Committee considers recommendations for director candidates from several sources, including stockholders. In general, candidates must meet minimum qualifications for directors as set forth in the Company’s Corporate Governance Guidelines. The candidates also must have any additional qualifications identified by the Nominating Committee as may be currently required to maintain the appropriate balance of knowledge, experience and expertise on the Board of Directors. Candidate recommendations, together with appropriate biographical information, should be sent to the Chairman of the Nominating Committee, c/o Secretary, Publix Super Markets, Inc., P.O. Box 407, Lakeland, Florida 33802-0407.

In evaluating candidates for the Board of Directors, the Nominating Committee considers that it is the Board of Directors’ objective to maintain a balance of business experience in order to maximize the effectiveness of the Board of Directors. The Nominating Committee also considers the specific skills necessary for candidates to effectively participate on certain Board committees. The candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. In addition, selection criteria may include, but not necessarily be limited to:

•	No conflict of interest;

•	Willingness to devote adequate time and effort to Board responsibilities;

•	Ability to work with current Board of Directors;

•	Ability to assess corporate strategy;

•	Willingness to provide management oversight;

•	Broad business experience, judgment and leadership;

•	Significant years of management experience in a senior policy-making position;

•	Knowledge of the supermarket business or other retail business; and

•	Knowledge of business trends, including, but not limited to, relevant regulatory affairs.

COMMUNICATION WITH DIRECTORS

Any stockholder or other party interested in communicating with the Board of Directors, either as a group or with an individual member of the Board of Directors, may do so by writing c/o Secretary, Publix Super Markets, Inc., P.O. Box 407, Lakeland, Florida 33802-0407. All communications to the Board of Directors or a specified individual director will be provided to the Board of Directors or the specified individual director at the next Board meeting following receipt of the communication. However, if the Secretary determines the nature of the communication requires the immediate attention of the Board of Directors or the specified individual director, the communication will be provided as soon as reasonably possible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no interlocks of the executive officers or directors of the Company serving on the compensation or equivalent committee of another entity which has any executive officer or director serving on the Compensation Committee, other committee or Board of Directors of the Company.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information about the shares of the Company’s common stock beneficially owned as of the close of business on February 6, 2009 by each of the Company’s nominees for director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Additionally, the table includes the persons (including any group deemed a “person” under Rule 13d-3 of the Securities Exchange Act of 1934) known by the Company to be a beneficial owner of more than 5% of the Company’s outstanding common stock.

Name of beneficial owner	Number of shares of common stock beneficially owned as of February 6, 2009 (1)	% of class
Carol Jenkins Barnett	48,022,397 (2)	6.09
Hoyt R. Barnett	8,466,378 (2)(3)	1.07
William E. Crenshaw	9,234,483 (4)(5)(6)	1.17
Jane B. Finley	—	—
Sherrill W. Hudson	15,000 (4)	*
Charles H. Jenkins, Jr.	8,645,689 (4)(5)	1.10
Howard M. Jenkins	23,471,488 (4)(5)(7)	2.98
E. Vane McClurg	5,345,690 (4)(7)	*
Maria A. Sastre	5,461 (4)	*
John A. Attaway, Jr.	40,216 (4)(5)	*
Laurie Z. Douglas	70,080 (4)(5)	*
Randall T. Jones, Sr.	51,648 (4)(5)	*
David P. Phillips	261,681 (4)(5)	*
Employee Stock Ownership Plan (ESOP)	245,106,683 (3)	31.09
401(k) Plan	51,844,965 (8)	6.58
All directors and executive officers as a group (35)	100,996,527 (4)(5)(6)	12.81

*	Shares represent less than 1% of common stock.

(1)	“Beneficially owned” means the sole or shared voting or investment power with respect to the Company’s common stock. Unless otherwise indicated, the individual has sole voting and investment power with respect to the shares shown as beneficially owned, which may be held directly and/or indirectly. In accordance with the beneficial ownership regulations, the same shares of common stock may be included as beneficially owned by more than one individual or entity. The address for all beneficial owners is 3300 Publix Corporate Parkway, Lakeland, Florida 33811 with a mailing address of P.O. Box 407, Lakeland, Florida 33802-0407.

(2)	Total shares beneficially owned by Ms. Barnett include 7,707,591 shares of common stock also shown as beneficially owned by her husband, Mr. Barnett, but exclude all other shares beneficially owned by Mr. Barnett as to which Ms. Barnett disclaims beneficial ownership. Total shares beneficially owned by Mr. Barnett exclude all other shares beneficially owned by Ms. Barnett, as to which Mr. Barnett disclaims beneficial ownership.

(3)	Total shares beneficially owned by Mr. Barnett exclude 244,857,001 shares of common stock also shown as beneficially owned by the Company’s ESOP. Mr. Barnett is Trustee of the ESOP. He exercises sole voting power over approximately 4,965,327 shares owned by the ESOP because such shares have not been allocated to participants’ accounts. For ESOP shares allocated to participants’ accounts, Mr. Barnett will vote the shares as instructed by participants; however, he will vote in his discretion the shares for which no instruction is received from participants.

(4)	These shares include the following number of shares of common stock held directly or indirectly for which the individual has shared voting and investment power: Mr. Crenshaw, 90,996 shares; Mr. Hudson, 12,500 shares; Mr. C. Jenkins, Jr., 2,626,935 shares; Mr. H. Jenkins, 19,970,080 shares; Mr. McClurg, 502,260 shares; Ms. Sastre, 2,561 shares; Mr. Attaway, 23,465 shares; Ms. Douglas, 58,524 shares; Mr. Jones, 1,950 shares; Mr. Phillips, 43,075 shares; and the directors and executive officers as a group, 31,631,047 shares.

(5)	These shares include the following number of shares of common stock held indirectly for which the individual has sole voting and shared investment power: Mr. Crenshaw, 167,205 shares; Mr. C. Jenkins, Jr., 322,217 shares; Mr. H. Jenkins, 190,780 shares; Mr. Attaway, 16,751 shares; Ms. Douglas, 1,056 shares; Mr. Jones, 48,063 shares; Mr. Phillips, 59,616 shares; and the directors and executive officers as a group, 2,284,408 shares.

BENEFICIAL OWNERSHIP OF SECURITIES (Continued)

(6)	These shares include the following number of shares of common stock for which the individual has pledged the shares as collateral: Mr. Crenshaw, 744,000 shares; and the directors and executive officers as a group, 798,035 shares.

(7)	These shares exclude the following number of shares of common stock as to which beneficial ownership is disclaimed: Mr. H. Jenkins, 8,071,870 shares; and Mr. McClurg, 50,250 shares.

(8)	Tina P. Johnson is Trustee of the Company’s common stock held in the 401(k) Plan, which is the record owner of 51,844,965 shares of common stock over which she has sole voting and shared investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Securities Exchange Act of 1934, certain officers, directors and stockholders of the Company are required to file reports of stock ownership and changes therein with the Securities and Exchange Commission. The Company believes that its officers, directors and stockholders complied with the Section 16 filing requirements except as follows. Reports filed by the following persons did not reflect their indirect beneficial ownership of certain shares or changes therein: William E. Crenshaw (17 Form 4s and four Form 5s) and Charles B. Roskovich, Jr. (one Form 3 and one Form 5). Upon learning of the omissions, Mr. Crenshaw and Mr. Roskovich promptly filed the necessary reports to reflect the required information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Party Transactions Policy that delegates to the Corporate Governance Committee the authority to approve or disapprove of the entry into Related Party Transactions. The Corporate Governance Committee is responsible for reviewing the material facts of all Related Party Transactions and either approving or disapproving the entry into a Related Party Transaction. In determining whether to approve or disapprove a Related Party Transaction, the Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances as well as the extent of the Related Party’s interest in the transaction. No director participates in any discussion or approval of a Related Party Transaction for which he or she is a Related Party. The Company defines a Related Party Transaction in its Related Party Transactions Policy as follows:

A “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A “Related Party” is any (1) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an Officer, Director or Nominee for election as a Director, (2) greater than 5% beneficial owner of the Company’s common stock, (3) immediate family member of any of the foregoing, or (4) firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

During 2008, the Company purchased approximately $2,749,000 of food products from Alma Food Imports, Inc., a company owned by Julia Jenkins Fancelli, sister of Howard M. Jenkins and Carol Jenkins Barnett, aunt of William E. Crenshaw, cousin of Charles H. Jenkins, Jr. and sister-in-law of Hoyt R. Barnett.

The Corporate Governance Committee determined that the terms of the foregoing transactions are no less favorable than terms that could have been obtained from unaffiliated parties.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis includes the following: (1) an overview of the Compensation Committee of the Board of Directors, (2) the compensation philosophy of the Company and (3) the components of executive compensation.

Overview of the Compensation Committee

The Compensation Committee’s primary responsibilities include evaluating the Company’s philosophy regarding executive compensation and evaluating and determining the compensation of the named executive officers. These responsibilities may not be delegated other than to the Board of Directors. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. During 2008, the Compensation Committee did not engage any such advisors. A majority of the members of the Compensation Committee of the Board of Directors are independent as defined by the rules of the New York Stock Exchange.

The Chief Executive Officer and certain other members of management are invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the agenda items but the members of management do not vote on items before the Compensation Committee; however, the Compensation Committee solicits the views of the Chief Executive Officer on compensation matters, including as they relate to the compensation of other named executive officers reporting to the Chief Executive Officer. The Compensation Committee works with members of management to determine the agenda for each meeting and management prepares the applicable meeting materials.

Compensation Philosophy

The Company includes in its employee handbook the following compensation philosophy for all employees (referred to as “associates” below):

As a food retailer in a highly competitive market, Publix recognizes that our associates are our primary asset and contribute to our competitive advantage. To achieve our mission, Publix must continue to attract, retain, motivate and reward highly qualified associates. To fulfill this responsibility we strive to:

•	offer pay and benefits that contribute to our associates’ financial security now and at retirement

•	offer wages that are competitive within our local markets

•	provide benefits that meet the diverse needs of our associates

•	reward associates for premier performance

•	provide opportunity for future rewards as a result of promotion from within

•	educate our associates on pay and benefits and

•	ensure equal opportunity in all aspects of pay and benefits.

The Company’s compensation objective for its named executive officers is the same as for all employees indicated above: to attract, retain, motivate and reward highly qualified individuals.

In addition, the Compensation Committee considers additional factors when determining the compensation of the named executive officers. These factors include (1) the overall level of responsibility and the relationship to compensation levels of the Company’s management, (2) the compensation levels of executive officers of companies in the Company’s Peer Group Index, taking into account the size and financial performance of the Company, (3) anticipated competitive operating conditions and (4) overall economic conditions.

The Compensation Committee uses the publicly available compensation data for the compensation levels of named executive officers of companies in the Company’s Peer Group Index. The review includes base pay and bonus pay components, focusing on cash compensation since the Company does not have any non-cash compensation such as stock options. The Compensation Committee also compares the financial results of these companies to the Company’s results.

EXECUTIVE COMPENSATION (Continued)

Although the Company’s financial results are generally superior to the companies in its Peer Group Index, the compensation of the Company’s named executive officers is generally less than, and in some cases significantly less than, the compensation of the named executive officers in its Peer Group Index. Therefore, the Compensation Committee believes the compensation for its named executive officers reflects its position that compensation should be set at responsible levels and be consistent with the Company’s constant focus on controlling costs in its low margin business.

Components of Executive Compensation

The Company’s executive compensation includes the following components: base salary, incentive bonus plan, retirement benefits and other benefits. With the exception of the incentive bonus plan which has approximately 320 participants, these components are available to all or large numbers of employees. The Company does not have a specific compensation program focused on its named executive officers.

Base Salary

The named executive officers are paid a base salary that is generally reviewed annually. As indicated, the factors considered in determining the base salaries of the named executive officers include (1) the overall level of responsibility and the relationship to compensation levels of the Company’s management, (2) the compensation levels of executive officers of companies in the Company’s Peer Group Index, taking into account the size and financial performance of the Company, (3) anticipated competitive operating conditions and (4) overall economic conditions. These factors are considered in conjunction with the performance of the named executive officers and the results of the Company. There are no significant differences in the compensation policies for its individual named executive officers.

The Compensation Committee approved raises effective April 1, 2008 for certain named executive officers as follows: William E. Crenshaw – 15% due to his promotion to Chief Executive Officer and Randall T. Jones, Sr. – 10% due to his promotion to President. The Compensation Committee approved raises effective May 1, 2008 for the other named executive officers as follows: David P. Phillips – 8%, Laurie Z. Douglas – 8% and John A. Attaway, Jr. – 10%. In addition to the promotion raises discussed above, the changes in the base salaries for the named executive officers were heavily based on factor (2) as described under compensation philosophy since the compensation of the Company’s named executive officers is generally less than, and in some cases significantly less than, the compensation of the named executive officers in its Peer Group Index. In addition, the Compensation Committee also considered the individual performance of the named executive officers. The pay differences between the named executive officers are considered appropriate for their levels of responsibility. The base salaries for the named executive officers for 2008, 2007 and 2006 are listed in the Summary Compensation Table.

During December 2008, William E. Crenshaw requested that the Compensation Committee not increase his base salary in 2009 due to factor (4) described above, overall economic conditions. The Compensation Committee approved Mr. Crenshaw’s request. In addition, any increases in base salary in 2009 for the other named executive officers will consider the overall economic conditions more significantly than the other factors.

Incentive Bonus Plan

The Company provides an incentive bonus plan. The purpose of this plan is to provide an incentive in the form of an annual cash bonus to all executive officers and certain staff employees of the Company for achieving the Company’s sales and profit goals. The incentive bonus plan is approved by the Compensation Committee as to executive officers and by the Executive Committee as to staff employees. Although the Company has a defined method for calculating the incentive bonus, these committees retain the right to alter or discontinue the incentive bonus at their discretion at any time for the employees within their approval authority. To date, however, such discretion has not been exercised.

The incentive bonus compensates the executive officers and staff employees for their services during the calendar year and the applicable employees must be employed with the Company at the end of the calendar year to participate in the incentive bonus. The annual bonuses are paid in the year following the year earned.

EXECUTIVE COMPENSATION (Continued)

The Company’s incentive bonus plan is based on a target bonus equal to two months pay for all full incentive bonus participants (participants generally transition into the incentive bonus plan over a two-year period). The formula for the incentive bonus plan is determined so that if the sales and target profit goals for the fiscal year are achieved, the participants in the incentive bonus, including the named executive officers, will receive the target bonus of two months pay. The incentive bonus is more or less than the target bonus based on the Company’s actual results compared to its sales and target profit goals. If the sales goal is not achieved, the incentive bonus pool, calculated using the profit goal based formula, is reduced by 5% for every 1% that actual sales are less than the sales goal. If the sales goal is exceeded, the incentive bonus pool is increased by 5% for every 1% that actual sales are greater than the sales goal. No incentive bonus is paid unless greater than 80% of the target profit is achieved.

In general, the incentive bonus pool is allocated to the executive officers and staff employees according to their relative base compensation amounts paid to them during the calendar year for which the incentive bonus is being paid. The incentive bonus is designed to award participants, including the named executive officers, based on the Company achieving its sales and target profit goals for the fiscal year and not on their individual performance. The likelihood of the named executive officers receiving the two month target bonus is dependent on the Company’s sales and profit results for the current year which are dependent on many factors including competitor activities and economic conditions.

Over the past five fiscal years including 2008, incentive bonus participants, including the named executive officers, received the target bonus of two months or more in three of the five years. The incentive bonus participants, including the named executive officers, will receive significantly less than the target bonus of two months for 2008. The Company expects the prior results of achieving the target bonus in some years and not achieving it in other years to continue. Whether the target bonus is achieved is dependent on many factors including competitor activities and economic conditions.

Retirement Benefits

The Company has a trusteed, noncontributory defined contribution plan, the ESOP, for the benefit of eligible employees. The amount of the Company’s discretionary contribution to the ESOP is determined annually by the Board of Directors and can be made in the form of Company common stock or cash. The Company’s contribution to the ESOP is allocated to all eligible participants on the basis of compensation and the ESOP does not discriminate, in scope, terms or operation, in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in the ESOP. Company contribution amounts earned by the named executive officers are listed in the Summary Compensation Table.

The Company does not have any supplemental executive retirement plans. Therefore, due to the maximum annual compensation limit for retirement plans established by federal law, the named executive officers did not receive Company contributions under the ESOP for their 2008 compensation in excess of $230,000.

The Company has a 401(k) Plan for the benefit of eligible employees. The 401(k) Plan is a voluntary defined contribution plan. Eligible employees may contribute up to 10% of their eligible annual compensation, subject to the maximum contribution limits established by federal law. The Company may make a discretionary annual matching contribution to eligible participants of the
401(k) Plan as determined by the Board of Directors. During 2008, the Board of Directors approved a match of 50% of eligible contributions up to 3% of eligible compensation, not to exceed a maximum match of $750 per employee. The match, which is determined as of the last day of the 401(k) Plan year and paid in the subsequent year, is in the form of common stock of the Company. The 401(k) Plan does not discriminate, in scope, terms or operation, in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in the 401(k) Plan. Company matching contributions earned by the named executive officers are listed in the Summary Compensation Table.

EXECUTIVE COMPENSATION (Continued)

Other Benefits

The Company’s group health, dental, vision and supplemental life insurance plans are available to eligible full-time and part-time employees and the group life insurance and long-term disability plans are available to eligible full-time employees. These plans do not discriminate, in scope, terms or operation, in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in the plans.

The Company does not provide vehicle allowances, country club memberships, personal use of Company airplanes, tax and financial planning services or other perquisites frequently offered to executive officers. Four of the named executive officers use a company-provided vehicle; however the annual value of the personal use is less than $10,000 per named executive officer.

In addition, the Company does not provide the following forms of compensation or arrangements frequently offered to executive officers:

•	long-term cash incentives;

•	stock options or other equity incentives;

•	deferred compensation plans; or

•	employment contracts/change in control agreements/severance agreements.

The Company does not provide compensation that is directly tied to the results of the Company’s common stock performance. However, since the retirement benefits under the ESOP are substantially in the form of Company common stock, there is a long-term link between compensation paid to the named executive officers and any gain realized by the Company’s stockholders.

Tax Deductibility of Executive Compensation

A limitation on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code which generally limits the tax deductibility of compensation paid by a company to its chief executive officer and certain other highly compensated executive officers to $1,000,000. This limit does not apply to company ESOP and 401(k) Plan contributions. There is also an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Company does not have a policy that limits the compensation of executive officers to the amount deductible for tax payments; however, none of the Company’s executive officers have received compensation which would exceed the deductible amount.

Recovery of Compensation

Section 304 of the Sarbanes-Oxley Act of 2002 requires the chief executive officer and chief financial officer to repay to the Company certain amounts received by such officers if the Company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the Company during the 12 month period following the filing of the financial statements in question and (2) any profits realized from the sale of the Company’s stock during that 12 month period. In addition, to the extent permitted by applicable law, the Company may recover incentive compensation from others as a result of such financial reporting misconduct. In such a situation, the Board of Directors would exercise its judgment to determine what action it deems appropriate, including recovery of the incentive payments.

Compensation Compared to Peer Group Index Companies

The compensation earned by the named executive officers in the following Summary Compensation Table ranks at or near the bottom of compensation earned by comparable positions among the Company’s Peer Group Index companies included in the performance graphs in the Company’s Form 10-K and this Proxy Statement.

EXECUTIVE COMPENSATION (Continued)

Summary Compensation Table

The following Summary Compensation Table provides information concerning the compensation of the Company’s Chief Executive Officer and the four other named executive officers for 2008, 2007 and 2006. However, information for Mr. Jones is not provided for 2007 and 2006 as he was not a named executive officer of the Company during those years.

Name and Principal Positions, ( ) Years of Service	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
William E. Crenshaw (34) Chief Executive Officer	2008 2007 2006	$754,000 657,180 590,155	— — —	— — —	— — —	$21,166 95,313 121,709	— — —	$20,300 22,608 25,118	(2) (2) (2)	$795,466 775,101 736,982

Randall T. Jones, Sr. (29) President	2008	609,140	—	—	—	17,099	—	20,300	(2)	646,539

David P. Phillips (24) Chief Financial Officer and Treasurer	2008 2007 2006	596,950 542,930 472,115	— — —	— — —	— — —	16,757 78,743 97,366	— — —	20,300 22,608 25,118	(2) (2) (2)	634,007 644,281 594,599

Laurie Z. Douglas (3) Senior Vice President and Chief Information Officer	2008 2007 2006	505,600 465,650 405,046	— — —	— — —	— — —	14,193 67,535 89,814	— — —	20,300 22,608 145,083	(2) (2) (3)	540,093 555,793 639,943

John A. Attaway, Jr. (11) Senior Vice President, General Counsel and Secretary	2008 2007 2006	404,380 363,055 315,700	— — —	— — —	— — —	11,351 52,655 65,108	— — —	40,300 22,608 25,118	(4) (2) (2)	456,031 438,318 405,926

Charles H. Jenkins, Jr. (39) Chief Executive Officer to March 2008	2008 2007 2006	213,957 860,092 735,900	— — —	— — —	— — —	— 124,742 151,767	— — —	20,300 22,608 25,118	(2) (2) (2)	234,257 1,007,442 912,785

(1)	Amounts in this column include incentive bonus plan payments earned in the applicable year but paid in the subsequent year.
(2)	Amounts represent the Company’s estimated contributions to the ESOP and 401(k) Plan for 2008 and the actual contributions for 2007 and 2006.
(3)	Amount represents a relocation bonus of $143,902 and a bonus for the cost of COBRA health insurance coverage of $1,181.
(4)	Amount represents the Company’s estimated contributions to the ESOP and 401(k) Plan and a special bonus of $20,000.

EXECUTIVE COMPENSATION (Continued)

Grants of Plan-Based Awards

Name	Grant Date	Actual Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
William E. Crenshaw Chief Executive Officer	2008 2007 2006	— — —	$21,166 95,313 121,709	— — —	— — —	— — —	— — —	— — —	— — —	— — —

Randall T. Jones President	2008	—	17,099	—	—	—	—	—	—	—

David P. Phillips Chief Financial Officer and Treasurer	2008 2007 2006	— — —	16,757 78,743 97,366	— — —	— — —	— — —	— — —	— — —	— — —	— — —

Laurie Z. Douglas Senior Vice President and Chief Information Officer	2008 2007 2006	— — —	14,193 67,535 89,814	— — —	— — —	— — —	— — —	— — —	— — —	— — —

John A. Attaway, Jr. Senior Vice President, General Counsel and Secretary	2008 2007 2006	— — —	11,351 52,655 65,108	— — —	— — —	— — —	— — —	— — —	— — —	— — —

Charles H. Jenkins, Jr. Chief Executive Officer to March 2008	2008 2007 2006	— — —	— 124,742 151,767	— — —	— — —	— — —	— — —	— — —	— — —	— — —

(1)	Amounts in this column include incentive bonus plan payments earned in the applicable year but paid in the subsequent year. These incentive bonus plan payments are the same payments disclosed in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

The Company does not have any stock or option award plans that are applicable for inclusion in this table.

EXECUTIVE COMPENSATION (Continued)

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

The Company does not have any stock or option award plans so this table is not applicable.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

The Company does not have any stock or option award plans so this table is not applicable.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

The Company does not have any pension benefits so this table is not applicable.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

The Company does not have any deferred compensation plans so this table is not applicable.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the following members of the Compensation Committee at the end of 2008: Sherrill W. Hudson, E. Vane McClurg and Kelly E. Norton, Chairman.

NON-EMPLOYEE DIRECTOR COMPENSATION

During the first and second quarters of 2008, non-employee directors received a quarterly retainer of $11,250 for serving on the Board of Directors, members of the Audit Committee received a quarterly retainer of $2,500 for serving on the Audit Committee and members of the Corporate Governance Committee received a quarterly retainer of $1,250 for serving on the Corporate Governance Committee. Beginning in the third quarter of 2008, non-employee directors received a quarterly retainer of $12,150 for serving on the Board of Directors, members of the Audit Committee received a quarterly retainer of $2,750 for serving on the Audit Committee and members of the Corporate Governance Committee received a quarterly retainer of $1,500 for serving on the Corporate Governance Committee. No fees are paid for attendance at Committee meetings. The Company pays for travel and lodging expenses for directors in connection with their attendance at various meetings. From time to time, the Company may transport directors to and from such meetings in a Company airplane.

The Company has a Non-Employee Directors Stock Purchase Plan for the benefit of eligible directors. Under the plan, eligible non-employee directors may purchase shares of the Company’s common stock at the current fair market value during specific time periods subject to certain limitations. The provisions of this plan are generally the same as the provisions of the Company’s Employee Stock Purchase Plan.

The following table summarizes non-employee director compensation for 2008. Directors that are employees of the Company do not receive additional compensation for service on the Board of Directors or as members of any of its committees.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Carol Jenkins Barnett	$46,800	—	—	—	—	$46,800
Joan G. Buccino	15,000	—	—	—	—	15,000
Sherrill W. Hudson	57,300	—	—	—	—	57,300
Charles H. Jenkins, Jr.	35,550	—	—	—	—	35,550
Howard M. Jenkins	46,800	—	—	—	—	46,800
E. Vane McClurg	52,300	—	—	—	—	52,300
Kelly E. Norton	62,800	—	—	—	—	62,800
Maria A. Sastre	60,300	—	—	—	—	60,300

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee monitors and oversees these processes as described in the Audit Committee charter.

The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 27, 2008. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 for filing with the Securities and Exchange Commission.

This report is submitted by the following members of the Audit Committee at the end of 2008: Sherrill W. Hudson, Chairman, Kelly E. Norton and Maria A. Sastre.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of KPMG LLP was the Company’s independent registered public accounting firm during 2008. The Audit Committee will make its recommendation to the Board of Directors as to the Company’s independent registered public accounting firm for 2009 later this year.

Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The fees of the Company’s independent registered public accounting firm, KPMG LLP, for the indicated services performed for the fiscal years ended December 27, 2008 and December 29, 2007 were as follows:

Amounts are in thousands	2008	2007
Audit fees (1)	$1,438	1,232
Audit-related fees	—	—
Tax fees (2)	28	—
All other fees (3)	25	—

	$1,491	1,232

(1)	Fees for audit services include fees associated with the annual audit of the Company’s financial statements, annual audit of the Company’s internal control over financial reporting and reviews of the Company’s quarterly financial statements.
(2)	Fees for tax services include fees associated with tax compliance, tax advice and tax planning.
(3)	Fees for other services include fees associated with agreed-upon procedures not related to the performance of the audit or review of the Company’s financial statements.

The Audit Committee has reviewed and discussed the fees of KPMG LLP during the last fiscal year for audit and non-audit services and has determined that the provision of the non-audit services are compatible with the firm’s independence.

Under its charter and in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee must pre-approve all engagements of the Company’s independent registered public accounting firm. The Audit Committee Pre-Approval Policy provides that the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services will not impair its independence. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that the need for pre-approval arises between Audit Committee meetings. If the Chairman approves any such engagements, he will report that approval to the Audit Committee at its next meeting. During 2008, each new engagement of the independent registered public accounting firm was approved in accordance with the policy.

PERFORMANCE GRAPH

The following performance graph sets forth the Company’s cumulative total stockholder return during the five years ended December 27, 2008, compared to the cumulative total return on the S&P 500 Index and a custom Peer Group Index including retail food supermarket companies(1) . The Peer Group Index is weighted based on the various companies’ market capitalization. The comparison assumes $100 was invested at the end of 2003 in the Company’s common stock and in each of the related indices and assumes reinvestment of dividends.

The Company’s common stock is valued as of the end of each fiscal quarter. After the end of a quarter, however, shares continue to be traded at the prior valuation until the new valuation is received. The cumulative total return for the companies represented in the S&P 500 Index and the custom Peer Group Index is based on those companies’ calendar year end trading prices. Traditionally the Company included two performance graphs in its Proxy Statement, one based on the fiscal year end valuation (market price as of March 1, 2009) and one based on the fiscal year end trading price (market price as of the prior fiscal quarter). The Securities and Exchange Commission now requires that the performance graph be included as part of Item 5 of a company’s
Form 10-K. The performance graph on page 12 of the Company’s 2008 Annual Report on Form 10-K is based on the Company’s fiscal year end trading price. However, because the Company’s fiscal year end valuation of the Company’s shares is effective after the date its Annual Report on Form 10-K was filed with the Securities and Exchange Commission, a performance graph based on the fiscal year end valuation is not presented in the 2008 Annual Report on Form 10-K. For comparative purposes, additional information is provided in the following performance graph based on the Company’s fiscal year end valuation based on its value as of March 1, 2009.

Comparison of Five-Year Cumulative Return Based Upon Fiscal Year End Valuation

(1)

Companies included in the Peer Group are: A&P, Ahold, Albertson’s Inc. (Albertson’s is included for 2003 to 2005, but is no longer publicly traded), Delhaize Group, Kroger, Safeway, Supervalu, Weis Markets and Winn-Dixie (Winn-Dixie is included through December 2005 as the company filed for Chapter 11 bankruptcy protection. Winn-Dixie’s new common stock is not included for 2006 but is included for 2007 and 2008).

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received at the Company’s corporate office prior to November 12, 2009 for consideration for inclusion in the Proxy Statement relating to that meeting.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

At the date of this Proxy Statement, the Board of Directors knows of no matter other than the matters described herein that will be presented for consideration at the meeting. However, if any other business shall properly come before the meeting, all proxies signed and returned by stockholders will be voted in accordance with the best judgment of the persons voting the proxies.

By order of the Board of Directors,

John A. Attaway, Jr.
Secretary

Lakeland, Florida
March 2, 2009

The Company’s 2008 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is being mailed with this Proxy Statement on or about March 12, 2009 to stockholders of record and beneficial owners as of the close of business on February 6, 2009. These reports may also be obtained electronically, free of charge, through the Company’s website at www.publix.com/annual.

PUBLIX SUPER MARKETS, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 14, 2009

Admission Ticket

This ticket is valid for your admission to the Annual Meeting of Stockholders. Please note that seating space for the meeting is on a first-come, first-serve basis. Each stockholder may be asked to present a valid picture identification such as a driver’s license, state-issued identification or passport to enter the meeting. Photographs or recordings of the meeting are not permitted.

Location	Meeting Times
Publix Corporate Office	Registration begins: 8:00 a.m.
3300 Publix Corporate Parkway	Seating begins: 8:45 a.m.
Lakeland, Florida 33811	Meeting begins: 9:30 a.m.

Bring this admission ticket with you to the Annual Meeting of Stockholders on April 14, 2009. Do not return this half of your proxy card to Publix as this ticket admits you to the meeting.

FOLD AND DETACH HERE.

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Voting Instructions

The Publix Board of Directors recommends a vote FOR the nominees listed in Item 1 of this proxy. The Publix Board of Directors recommends a vote AGAINST the proposal in Item 2 of this proxy. You are encouraged to specify your choice on the reverse side of this card by filling in the appropriate circles using a black ink pen, but you need not fill in any circles if you wish to vote in accordance with the Board of Directors’ recommendations. Please be careful to not make any stray marks outside of the circles corresponding to your choices. To complete your voting instructions, sign and date your proxy card, and return it promptly to Publix using the enclosed envelope. The shares represented by this proxy card will not be voted unless you properly sign, date and return this card by April 14, 2009, prior to the Annual Meeting of Stockholders.

If you plan to attend the Annual Meeting of Stockholders in person, please mark the appropriate circle below and bring your admission ticket (the top half of this proxy card) with you to the meeting. Do not return the top half of this proxy card to Publix.

¡	I plan to attend the Annual Meeting of Stockholders in person on April 14, 2009.
¡	I have multiple accounts and do not want to receive Publix’s Annual Report to Stockholders for this account. (You should not fill in this circle on one proxy card.)
¡	The address printed on this card is incorrect. My new address is:

For Publix’s Use Only

YOUR PROXY CARD MUST BE RECEIVED PRIOR TO THE

ANNUAL MEETING ON APRIL 14, 2009.

YOUR VOTE IS VERY IMPORTANT TO US.

FOLD AND DETACH HERE.

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

PUBLIX SUPER MARKETS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 2009

1. Election of Directors (Fill in the circles using a black ink pen, and be careful to not make any stray marks outside of the circles corresponding to your choices.)

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Carol Jenkins Barnett	¡	¡	¡	Jane B. Finley	¡	¡	¡	Howard M. Jenkins	¡	¡	¡

Hoyt R. Barnett	¡	¡	¡	Sherrill W. Hudson	¡	¡	¡	E. Vane McClurg	¡	¡	¡

William E. Crenshaw	¡	¡	¡	Charles H. Jenkins, Jr.	¡	¡	¡	Maria A. Sastre	¡	¡	¡

2. Proposal: Stockholder proposal requesting that the Publix Board of Directors issue a report detailing any progress made toward adopting certain animal welfare policies. Refer to the Stockholder Proposal section of the Proxy Statement for more information.									FOR	AGAINST	ABSTAIN
									¡	¡	¡

3. Other Matters: The proxies named below, in their discretion, may vote the shares represented by this proxy upon such other matters as may properly come before the Annual Meeting of Stockholders.

The undersigned has received the Notice of Annual Meeting of Stockholders (“Meeting”) to be held on April 14, 2009, the Proxy Statement dated March 2, 2009, and the 2008 Annual Report to Stockholders for the Meeting. The undersigned hereby appoints Charles H. Jenkins, Jr., William E. Crenshaw and Randall T. Jones, or any of them, as proxies with full power of substitution, to vote all shares of Publix common stock that the undersigned is entitled to vote at the Meeting, and at any adjournments or postponements thereof, as described above. The undersigned acknowledges that the signing of this proxy revokes any and all proxies previously given to vote the shares represented by this proxy card at the Meeting.

Signature	Date	Signature(s) if held jointly	Date

Note:	Please sign exactly as your name appears hereon. Joint owners must each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.

PUBLIX SUPER MARKETS, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 14, 2009

Admission Ticket

This ticket is valid for your admission to the Annual Meeting of Stockholders. Please note that seating space for the meeting is on a first-come, first-serve basis. Each stockholder may be asked to present a valid picture identification such as a driver’s license, state-issued identification or passport to enter the meeting. Photographs or recordings of the meeting are not permitted.

Location	Meeting Times
Publix Corporate Office	Registration begins: 8:00 a.m.
3300 Publix Corporate Parkway	Seating begins: 8:45 a.m.
Lakeland, Florida 33811	Meeting begins: 9:30 a.m.

Bring this admission ticket with you to the Annual Meeting of Stockholders on April 14, 2009. Do not return this half of your proxy card to Publix as this ticket admits you to the meeting.

FOLD AND DETACH HERE.

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

PUBLIX SUPER MARKETS, INC.

REQUEST FOR VOTING INSTRUCTIONS IN CONNECTION WITH

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 2009

1. Election of Directors (Fill in the circles using a black ink pen, and be careful to not make any stray marks outside of the circles corresponding to your choices.)

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Carol Jenkins Barnett	¡	¡	¡	Jane B. Finley	¡	¡	¡	Howard M. Jenkins	¡	¡	¡

Hoyt R. Barnett	¡	¡	¡	Sherrill W. Hudson	¡	¡	¡	E. Vane McClurg	¡	¡	¡

William E. Crenshaw	¡	¡	¡	Charles H. Jenkins, Jr.	¡	¡	¡	Maria A. Sastre	¡	¡	¡

2. Proposal: Stockholder proposal requesting that the Publix Board of Directors issue a report detailing any progress made toward adopting certain animal welfare policies. Refer to the Stockholder Proposal section of the Proxy Statement for more information.									FOR	AGAINST	ABSTAIN
									¡	¡	¡

3. Other Matters: The Trustee of the ESOP or his designee, in such person’s discretion, may vote the Account Shares represented by this proxy card upon such other matters as may properly come before the Annual Meeting of Stockholders.

Signature	Date

Note:	Please sign exactly as your name appears above. When signing as attorney-in-fact, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.

TO THE PARTICIPANTS OF THE PUBLIX SUPER MARKETS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

Dear ESOP Participant:

The Publix Super Markets, Inc. Annual Meeting of Stockholders (“Meeting”) is being held at the Publix Corporate Office, 3300 Publix Corporate Parkway, Lakeland, Florida 33811 at 9:30 a.m. on April 14, 2009. At the Meeting, the Trustee of the ESOP, Hoyt R. Barnett, or his designee, will vote the shares of Publix common stock allocated to your ESOP account according to your voting instructions.

The Publix Board of Directors recommends a vote FOR the nominees listed in Item 1 of the proxy. The Publix Board of Directors recommends a vote AGAINST the proposal in Item 2 of the proxy. You can specify your choice on the reverse side of this card by filling in the appropriate circles using a black ink pen. Please be careful to not make any stray marks outside of the circles corresponding to your choices. If you indicate ABSTAIN for any director or the stockholder proposal on your proxy, the Trustee or his designee will not exercise voting rights for your ESOP shares with respect to such director nominees or the stockholder proposal.

To complete your voting instructions, sign and date your proxy card, and return it promptly to Publix using the enclosed envelope. If your properly completed, signed and dated proxy card is not received prior to the Meeting, the Trustee or his designee will vote your ESOP shares in his discretion.

If you plan to attend the Annual Meeting of Stockholders in person, please mark the appropriate circle in the Acknowledgement section below and bring your admission ticket (reverse side of this card) with you to the Meeting. Do not return this half of the proxy card to Publix.

Thank you,

Plan Administrator

Publix Super Markets, Inc.

March 2, 2009

FOLD AND DETACH HERE

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Acknowledgement

The undersigned has received the Notice of Annual Meeting of Stockholders (“Meeting”) to be held on April 14, 2009, the Proxy Statement dated March 2, 2009, and the 2008 Annual Report to Stockholders for the Meeting. The undersigned, a participant or beneficiary in the Publix Super Markets, Inc. Employee Stock Ownership Plan (“ESOP”), with respect to all shares of Publix common stock allocated to the ESOP account of the undersigned, the voting rights of which are accorded to the undersigned under the ESOP (the “Account Shares”), hereby requests and instructs Hoyt R. Barnett, Trustee of the ESOP, or the Trustee’s designee, as proxy to vote all of the Account Shares that the undersigned is entitled to vote at the Meeting, and at any adjournments or postponements thereof, in any manner and with the same effect as if the undersigned were the record owner of the Account Shares. The undersigned authorizes and instructs the Trustee or his designee to vote as described on the reverse side of this proxy card. The undersigned acknowledges that the signing of this proxy revokes any and all proxies previously given to vote the Account Shares represented by this proxy card at the Meeting.

The Account Shares of the undersigned will be voted as instructed on the reverse side of this proxy card by the Trustee or his designee if this proxy card is properly executed and received by the Plan Administrator prior to the Meeting on April 14, 2009. If no voting instructions are marked but the undersigned has signed and dated the proxy card, the Trustee or his designee will vote the Account Shares in his discretion. If the undersigned’s properly completed, signed and dated proxy card is not received prior to the Meeting, the Trustee or his designee will vote the Account Shares in his discretion.

¡	Please mark this circle if you plan to attend the Annual Meeting of Stockholders in person on April 14, 2009.

PROXY CARDS MUST BE RECEIVED PRIOR TO THE ANNUAL MEETING ON APRIL 14, 2009. YOUR VOTE IS VERY IMPORTANT TO US.	For Publix’s Use Only